                                POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints
Raymond Nolte, Marie Noble and Christopher Hutt, and each of them individually, with full power of substitution, as true and lawful attorney-in-fact to:

        (1)   Prepare, execute and file for and on behalf of the undersigned a
Form ID, including amendments thereto, and any other related documents necessary or appropriate to obtain from the Electronic Data Gathering and
Retrieval System of the United States Securities and Exchange Commission (the
"SEC") the codes, numbers and passphrases enabling the undersigned to make electronic filings with the SEC.

        (2)   Do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete the execution of any such Form ID and the timely filing of such forms with the SEC.

        (3)   Execute for and on behalf of the undersigned, in the
undersigned's capacity as officer of SkyBridge Multi-Adviser Hedge Fund
Portfolios LLC and SkyBridge G II Fund, LLC (each a "Fund"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the
rules thereunder.

        (4)   Do and perform any and all acts for and on behalf of the
undersigned that may be necessary or desirable to complete and execute any such
Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any similar authority.

        (5)   Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by each Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney in fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of April 24, 2023.

                                   /s/ Minna Urrey
                                   -------------------------------
                                   Name: Minna Urrey
                                   Title: Secretary
                                   Date: April 24, 2023